Filed pursuant to Rule 424(b)(5)

Registration No. 333-239497

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 21, 2020)

Shares

Common Stock

We are offering shares of our common stock, $0.0001 par value per share. Our common stock is listed on the Nasdaq Capital Market under the symbol “CGIX.” On October 27, 2020, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $3.66 per share.

The offering is being underwritten on a firm commitment basis. The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	In addition, we have agreed to reimburse the underwriter for certain offering-related expenses, including a management fee of 1.0% of the gross proceeds raised in this offering, and to issue the underwriter or its designees warrants to purchase a number of shares of common stock equal to 6.0% of the shares of common stock sold in this offering. See “Underwriting” beginning on page S-17 for more information.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of common stock at the public offering price less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $ and the total proceeds to us, before expenses, will be $ .

As of October 27, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was $12,773,063, based on 2,507,155 shares of our common stock outstanding on October 27, 2020, of which 2,428,339 shares were held by non-affiliates, and a price of $5.26 per share, the closing price of our common stock on September 8, 2020. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The underwriter expects to deliver the shares of common stock on or about , 2020.

H.C. Wainwright & Co.

The date of this prospectus supplement is October , 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information” and “Incorporation of certain information by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Cancer Genetics,” “CGI,” the “Company,” “we,” “us,” “our,” or similar references refer Cancer Genetics, Inc., a Delaware corporation, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

Cancer Genetics, Inc. supports the efforts of the biotechnology and pharmaceutical industries to develop innovative new drug therapies. Following the Business Disposals (as defined below), the Company currently has an extensive set of anti-tumor referenced data based on predictive xenograft and syngeneic tumor models from the acquisition of vivoPharm, Pty Ltd. (“vivoPharm”) in 2017, to provide Discovery Services such as contract research services, focused primarily on unique specialized studies to guide drug discovery and development programs in the oncology and immuno-oncology fields. vivoPharm is a contract research organization (“CRO”) that specializes in planning and conducting unique, specialized studies to guide drug discovery and development programs with a concentration in oncology and immuno-oncology. These studies range from early compound selection to developing comprehensive sets of in vitro and in vivo data, as needed for FDA Investigational New Drug (“IND”) applications.

The Company offers preclinical services such as predictive tumor models, human orthotopic xenografts and syngeneic immuno-oncology relevant tumor models in its Hershey, PA facility, and is a leader in the field of immuno-oncology preclinical services in the United States. This service is supplemented with GLP toxicology and extended bioanalytical services in the Company’s Australian-based facilities in Clayton, Victoria, and Gilles Plains, South Australia.

Our business is based on demand for preclinical and discovery services from biotechnology and pharmaceutical companies, academia and the research community. Biotechnology and pharmaceutical companies engaged in designing and running clinical trials to determine the safety and effectiveness of treatments and therapeutics continuously benefit from our services. In particular our preclinical development of biomarker detection methods, response to immuno-oncology directed novel treatments and early prediction of clinical outcome is supported by our extended portfolio of orthotopic, xenografts and syngeneic tumor test systems as a specialized service offering in the immuno-oncology space.

vivoPharm has developed industry recognized capabilities in early phase development and discovery, especially in immuno-oncology models, tumor micro-environment studies, and specialized pharmacology services that support basic discovery, preclinical and phase 1 clinical trials. vivoPharm’s studies have been utilized to support over 250 IND submissions to date across a range of therapeutic indications, including lymphomas, leukemia, GI-cancers, liver cancer, pancreatic cancer, non-small cell lung cancer, and other non-cancer rare diseases. vivoPharm is presently serving over 50 biotechnology and pharmaceutical companies across four continents in over 100 studies and trials with highly specialized development, clinical and preclinical research. Over the past 17 years, vivoPharm has also generated an extensive library of human xenograft and syngeneic tumor models, including subcutaneous, orthotopic and metastatic models. vivoPharm offers its expertise in small and bio-molecules.

The Company continues to leverage vivoPharm’s international presence to access global market opportunities. vivoPharm’s facilities in Australia specializes in safety and toxicology studies, including mammalian, genetic and in vitro, along with bioanalytical services including immune-analytical capabilities. The Company operates from multiple locations in Victoria and South Australia. vivoPharm’s U.S.-based laboratory, located at the Hershey Center for Applied Research in Hershey, Pennsylvania, primarily focuses on screening and efficacy testing for a wide range of pharmaceutical and chemical products. The Company’s office in Munich, Germany hosts project management and business development personnel.

S-1

Proposed Merger with StemoniX, Inc.

Merger Transaction

On August 21, 2020, CGI entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with StemoniX, Inc., a Minnesota corporation (“StemoniX”), and CGI Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of CGI (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by CGI’s stockholders and StemoniX’s shareholders, Merger Sub will be merged with and into StemoniX, with StemoniX surviving the merger as a wholly-owned subsidiary of CGI (the “Merger”).

The post-merger company will continue to operate CGI’s vivoPharm, Pty. Ltd. business and will also focus on advancing StemoniX’s microOrgans® platform and augmented intelligence tools for drug discovery and development. StemoniX, a private company, is a leader in developing human models for specific diseases via its microOrgan® platform, based on living micro-tissues engineered from human induced pluripotent stem cells (iPSC). CGI believes that the merger will position the post-merger company to harness the synergies between two critical modalities of drug discovery and development - advanced animal models and relevant human high-throughput organoid platforms. CGI further believes that the resulting integration of scientific and technology-based expertise, skilled management teams, and ability to offer customers an end-to-end platform will de-risk and accelerate discovery and development of preclinical and clinical pipelines for biopharma partners as well as for the proprietary pipeline of the post-merger company.

Pursuant to, and subject to the conditions of, the Merger Agreement, each share of common stock of StemoniX (other than Dissenting Shares (as defined in the Merger Agreement)), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be automatically converted into the right to receive an amount of shares of common stock, par value $0.0001 per share, of CGI (“CGI Common Stock”) equal to the Exchange Ratio (as defined in the Merger Agreement). All options to purchase shares of StemoniX Common Stock (“StemoniX Options”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into a stock option to purchase shares of CGI Common Stock, proportionately adjusted based on the Exchange Ratio. All warrants to purchase shares of StemoniX Common Stock (“StemoniX Warrants”) outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the same consideration such warrantholder would have received had they exercised the StemoniX Warrants immediately prior to the merger, based on the Exchange Ratio, net of the exercise price.

As a result, immediately following the Effective Time, but prior to the proportionate dilution to come from the contemplated private placement that is a condition of the merger (the “Private Placement”), the former StemoniX shareholders will hold approximately 78% of the outstanding shares of CGI Common Stock (which outstanding shares, the “Deemed Outstanding Shares”, in this context, includes the CGI Common Stock issuable on a net exercise basis with respect to any in-the-money CGI options, in-the-money CGI warrants, in-the-money StemoniX Options and in-the-money StemoniX Warrants but does not include any shares issued in the Private Placement) and the stockholders of CGI, including stockholders who purchase shares in this offering, will retain ownership of approximately 22% of the Deemed Outstanding Shares, with such percentages subject to certain closing adjustments based on the Net Cash (as defined in the Merger Agreement) held by each company (such adjustment, the “Net Cash Adjustment”) and, proportionately for all equity holders of the post-merger company, dilution from the Private Placement. The exact number of shares of CGI Common Stock that will be issued to StemoniX shareholders will be fixed immediately prior to the Effective Time to reflect the capitalization of CGI as of immediately prior to such time as well as the Net Cash Adjustment.

Upon completion of the Merger, the board of directors of the post-merger company will be comprised of seven members, including John A. Roberts, President and Chief Executive Officer of CGI, Yung-Ping Yeh, Chief Executive Officer of StemoniX, Geoffrey Harris, current chairman of the board of CGI, Howard McLeod, a current director of CGI, John Fletcher, a current director of StemoniX, and two additional individuals to be designated by StemoniX prior to closing (subject to the reasonable consent of CGI). In addition, it is currently anticipated that the executive officers of the post-merger company will be John A. Roberts, Yung-Ping Yeh, Andrew D.C. LaFrence, currently Chief Financial Officer and Chief Operating Officer of StemoniX, and Ralf Brandt, PhD, currently President of Discovery & Early Development Services of CGI.

S-2

In connection with and for purposes of seeking the approval from the stockholders of CGI for the issuance of shares of CGI Common Stock in the Merger, among other items, on October 16, 2020, CGI filed a registration statement on Form S-4 (File No. 333-249513) (the “Form S-4”) with the U.S. Securities and Exchange Commission (“SEC”) that contains a proxy statement/prospectus/information statement, which Form S-4 is incorporated by reference into this prospectus supplement in its entirety.

The closing of the Merger, which is expected in the fourth quarter of 2020 or the first quarter of 2021, is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by the parties’ shareholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) the effectiveness of the Form S-4, (v) no law or order preventing the Merger and related transactions, (vi) the listing of the shares issued in the Merger on The Nasdaq Capital Market and (vii) consummation of the Private Placement by CGI in an amount to be mutually agreed upon by CGI and StemoniX, and currently anticipated to be $10 million, but which may be more or less as agreed by the parties, and depending on market demand. CGI has no commitment with respect to the Private Placement as of the date of this prospectus supplement.

The Merger Agreement contains certain termination rights for both CGI and StemoniX. In connection with the termination of the Merger Agreement under specified circumstances, CGI and StemoniX may be required to reimburse the other party’s expenses in an amount up to $500,000, including upon either party’s due acceptance of a third-party competing proposal during the term or within 12 months after termination of the Merger Agreement. In addition, either CGIX or StemoniX may terminate the Merger Agreement if the Merger is not consummated on or before January 15, 2021 (the “End Date”), provided that in the event the meeting of CGI stockholders is adjourned or postponed, the End Date shall automatically be extended to the date that is ten (10) days following such adjournment or postponement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Annex A to the proxy statement/prospectus/information statement forming part of the Form S-4 and incorporated herein by reference.

About StemoniX

StemoniX develops and manufactures human induced pluripotent stem cell (iPSC) based neural, cardiac and pancreatic screening platforms for drug discovery and development. Engineered from human skin and blood cells, iPSCs are made with in-licensed patented processes discovered by 2012 Nobel prize recipient Dr. Shinya Yamanaka. StemoniX’s iPSC innovations are made from living human cells and have organ-like, or organoid, characteristics; referred to as microOrgans®. StemoniX has industrialized these microOrgans into standard multi-well plate formats that are sufficiently robust and reproducible to enable drug screening and optimization activities.

StemoniX combines its microOrgan platform with software analytics and augmented intelligence, referred to as AnalytiX™. StemoniX’s integrated approach provides a compelling value proposition to pharmaceutical companies and other entities because StemoniX enables standardized, high-throughput screening of drug candidates on complex human organoids prior to human clinical studies, mitigating or in some cases avoiding the inadequacies of testing in clonal cell lines or rodents. StemoniX and its customers and collaborators believe that StemoniX’s technologies will permit drug discovery in human disease areas that are difficult to address using current methodologies, accelerate preclinical drug discovery and development, reduce risk of clinical failure, predict with greater degrees of confidence and ultimately, reduce the cost of discovering new therapeutic agents.

StemoniX’s business model combines both collaborations with integrated pharmaceutical companies on the derivation and subsequent supply of iPSC-based disease models and screens, and internal drug discovery efforts to identify drug candidates for licensure or clinical development. In StemoniX’s disease model effort, StemoniX creates novel models per the specifications of its partners, then either sells microOrgan plates to them or performs Discovery as a Service (“DaaS”) on their behalf in its facilities. StemoniX strives to receive a mixture of upfront payments, including licensing fees, milestone-based fees, and ongoing royalty payments in addition to any charges for microOrgan plates and services. While the revenue from StemoniX’s disease model and screening activities represents an important component of its business, StemoniX’s long-term strategy is to leverage its iPSC technology to pursue partnered and wholly-owned drug discovery projects that yield higher value assets. In its current drug discovery efforts, StemoniX typically collaborates with a partner by pooling its expertise in iPSC biology and screening analytics with the partner’s medicinal chemistry capabilities.

S-3

StemoniX was incorporated in 2014 in Minnesota with headquarters in Maple Grove, Minnesota, and a research and development team located in La Jolla, California. StemoniX focuses on new iPSC differential protocols, plating procedures, and expansion techniques. StemoniX’s Maple Grove manufacturing facility focuses on the growth, differentiation, plating, and shipping of its microOrgan platforms in a highly standardized and rigorous process. The Maple Grove facility includes clean-room and biohazard safe environments to house its incubators, biological safety cabinets, liquid handling machines, refrigerators, and office space. Both facilities also have diagnostic equipment for quality control and assurance. The majority of StemoniX’s DaaS revenue is generated from its Maple Grove facility.

For a more detailed description of the business of StemoniX, as well as other information about StemoniX, CGI and the Merger, please see the Form S-4, which is incorporated herein by reference, including the section titled “Business of StemoniX.”

Corporate Information

The Company was incorporated in the State of Delaware on April 8, 1999. On July 16, 2014, the Company purchased substantially all of the assets of Gentris Corporation, a laboratory specializing in pharmacogenomics profiling for therapeutic development, companion diagnostics and clinical trials. On October 9, 2015, the Company acquired substantially all the assets and assumed certain liabilities of Response Genetics, Inc.

On August 18, 2014 the Company acquired BioServe Biotechnologies (India) Pvt. Ltd. (“BioServe”). On April 26, 2018, the Company sold BioServe to Reprocell, Inc.

On August 15, 2017, the Company purchased all of the outstanding stock of vivoPharm, with its principal place of business in Victoria, Australia.

On July 5, 2019, the Company entered into an asset purchase agreement with siParadigm, LLC, pursuant to which the Company sold to siParadigm certain assets associated with the Company’s clinical laboratory business and agreed to cease operating the Clinical Business (the “Clinical Business Disposal”). On July 15, 2019, the Company entered into commercial agreements with the Company’s senior lenders to divest all of the assets relating to the BioPharma Business (the “BioPharma Business Disposal” and, together with the Clinical Business Disposal, the “Business Disposals”), in satisfaction of all of the Company’s senior debt.

The Company’s principal executive offices are located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070. The Company’s telephone number is (201) 528-9200 and the corporate website address is www.cancergenetics.com. The Company included the website address in this prospectus supplement only as an inactive textual reference and does not intend it to be an active link to the Company website. The information on the website is not incorporated by reference in this prospectus supplement.

The Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, as well as other documents the Company files with the U.S. Securities and Exchange Commission (“SEC”), such as the Form S-4, are available free of charge through the Investors section of the Company website as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The public can obtain documents that the Company files with the SEC at www.sec.gov.

S-4

THE OFFERING

Issuer	Cancer Genetics, Inc.

Securities offered by us in this offering	shares of our common stock, par value $0.0001 per share

Offering price	$ per share of common stock

Common stock outstanding immediately before this offering	2,507,155 shares

Common stock outstanding immediately after this offering	shares ( shares if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares	We have granted the underwriter an option to purchase up to additional shares of common stock at the public offering price per share, less underwriting discounts and commissions. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering to fund working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Nasdaq Capital Market symbol for common stock	“CGIX”

The number of shares of common stock to be outstanding immediately after this offering is based on 2,507,155 shares of our common stock outstanding as of October 27, 2020, and excludes, as of such date:

●	70,795 shares issuable upon exercise of outstanding stock options at a weighted-average exercise price of $83.90 per share;

●	279,289 shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $104.38 per share;

●	24,552 shares available for future grants under our 2011 Equity Incentive Plan, or the 2011 Plan; and

●	additional shares of common stock issuable upon the exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of common stock and no exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering.

S-5

RISK FACTORS

Investing in our shares involves a high degree of risk. Before deciding whether to invest in our shares, you should consider carefully the risks and uncertainties described below, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in the Form S-4, filed on October 16, 2020, and in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC, all of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Forward-Looking Statements.”

Risks Relating to the Merger and the Post-Merger Company

Investors in this offering will receive equal, proportionate treatment to historic CGI stockholders if the Merger with StemoniX is consummated.

Under the terms of the Merger Agreement with StemoniX, immediately following the Effective Time, but prior to the proportionate dilution to come from the contemplated Private Placement that is a condition of the Merger, the former StemoniX shareholders will hold approximately 78% of the outstanding shares of CGI Common Stock and the stockholders of CGI, including stockholders who purchase shares in this offering, will retain ownership of approximately 22% of the outstanding shares of CGI Common Stock, with such percentages subject to the Net Cash Adjustment and, proportionately for all equity holders of the post-merger company, dilution from the Private Placement. Accordingly, based on the 2,507,155 shares of CGI Common Stock outstanding immediately prior to this offering, after the Merger with StemoniX, the shares to be issued in this offering would represent % of the outstanding shares of the post-merger company, and the 2,507,155 historic shares of CGI Common Stock would represent % of the outstanding shares of the post-merger company (in each case prior to any Net Cash Adjustment and prior to the dilutive effects of the Private Placement).

The consummation of the transactions contemplated by the Merger Agreement is dependent upon CGI and StemoniX obtaining all relevant and necessary consents and approvals.

A condition to consummation of the Merger is that CGI and StemoniX obtain certain consents or approvals from third parties, including consents from parties to certain commercial agreements, leases and debt agreements in connection with the Merger and approval from NASDAQ to maintain the listing of the CGI Common Stock on the Nasdaq Capital Market following the Merger and to list the shares of CGI Common Stock being issued in the Merger. In addition, the stockholders of CGI must approve the issuance of CGI Common Stock pursuant to the Merger Agreement and, if needed to maintain the listing of the CGI Common Stock on the Nasdaq Capital Market, a proposal to approve a reverse stock split of CGI Common Stock contained in the Form S-4. The StemoniX shareholders must adopt the Merger Agreement and approve by written consent the merger and the transactions and related corporate changes contemplated by the Merger Agreement. There can be no assurance that CGI or StemoniX will be able to obtain all such relevant consents and approvals on a timely basis or at all. Each of CGI and StemoniX has incurred, and expects to continue to incur, significant costs and expenses in connection with the proposed Merger. Any failure to obtain, or delay in obtaining, the necessary consents or approvals would prevent CGI and StemoniX from being able to consummate, or delay the consummation of, the transactions contemplated by the Merger Agreement, which could materially adversely affect the business, financial condition and results of operations of CGI and StemoniX, and, correspondingly, the post-merger company if the merger is consummated. There is no guarantee that such approvals will be obtained or that such conditions will be satisfied.

S-6

The Private Placement may not be consummated, or may be consummated on terms that you do not believe to be favorable.

The consummation of the Merger is conditioned upon the closing, prior to or concurrently with the Merger, of a private placement of CGI securities resulting in gross proceeds in an amount to be mutually agreed upon by CGI and StemoniX, which is currently anticipated to be approximately $10 million, but which may be more or less as agreed by the parties, and depending on market demand. If such Private Placement is not consummated on acceptable terms, the parties may not be able to consummate the merger. Further, CGI has no commitment from any third parties at this time with respect to any financing, so no assurance can be given as to the terms of such financing, if available, or that the terms would be viewed as acceptable to investors.

If the conditions to the Merger are not met, the Merger may not occur.

Even if the proposals contained in the Form S-4 are approved by the stockholders of CGI and StemoniX, as applicable, specified other conditions must be satisfied or waived to complete the Merger. These conditions are set forth in the Merger Agreement and described in the section titled “The Merger Agreement—Conditions to the Closing of the Merger” in the Form S-4, incorporated by reference herein. CGI cannot assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Merger may not occur or will be delayed, and CGI and StemoniX each may lose some or all of the intended benefits of the Merger.

Failure to complete the Merger may result in CGI paying an expense reimbursement to StemoniX and could harm the common stock price of CGI and its future business and operations.

If the Merger is not completed, CGI is subject to the following risks:

●	if the Merger Agreement is terminated under certain circumstances and certain events occur, CGI or StemoniX will be required to pay the other party an amount equal to all reasonable and documented out-of-pocket fees and expenses incurred by such other party in connection with the preparation and negotiation of the Merger Agreement, due diligence efforts by the party or otherwise in connection with the Merger; provided, however, that the amount payable may be up to and will in no event exceed $500,000;

●	the price of CGI stock may decline; and

●	costs related to the Merger, such as legal, accounting and investment banking fees must be paid even if the Merger is not completed.

In addition, if the Merger Agreement is terminated and the CGI board of directors determines to seek another business combination, there can be no assurance that CGI will be able to find a partner willing to provide equivalent or more attractive consideration than the consideration to be provided by StemoniX in the Merger.

CGI may be unable to identify and complete an alternative strategic transaction or continue to operate the business due to limited cash availability, and it may be required to dissolve and liquidate its assets. In such case, CGI would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash, if any, left to distribute to stockholders after paying the debts and other obligations of CGI and setting aside funds for reserves.

If the Merger does not close, CGI does not project that its cash at June 30, 2020 will be sufficient to fund normal operations for the twelve months from the issuance of its financial statements in its most recent Quarterly Report on Form 10-Q. Absent the Merger, CGI’s ability to continue as a going concern is dependent on reduced losses and improved future cash flows. Alternatively, CGI may be required to raise additional equity or debt capital, or consummate other strategic transactions. These factors raise substantial doubt about CGI’s ability to continue as a going concern. CGI can provide no assurance that these actions will be successful or that additional sources of financing will be available on favorable terms, if at all.

In the event that capital is not available CGI may then have to scale back or freeze its organic growth plans, sell assets on less than favorable terms, reduce expenses, curtail future acquisition plans to manage its liquidity and capital resources and/or pursue bankruptcy protection.

S-7

The post-merger company will need to raise additional capital by issuing securities or debt or through licensing arrangements, which may cause dilution to the post-merger company’s stockholders or restrict the post-merger company’s operations or proprietary rights. CGI and StemoniX have recurring losses from operations which have raised substantial doubt regarding their respective ability to continue as a going concern.

Although management of CGI and StemoniX believe that, assuming the Merger and the transactions related thereto, including the Private Placement, are consummated, the post-merger company’s cash reserves (assuming $10 million in proceeds from the Private Placement) and cash flows from operations will be adequate to fund operations for the next 12 months, such estimate may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Accordingly, the post-merger company may be required to raise funds sooner than currently planned.

In addition, management of CGI and StemoniX believe that conditions exist that raise substantial doubt about each company’s ability to continue as a going concern due to their recurring losses from operations. Each company has incurred recurring losses since inception and anticipates operating losses to continue for the foreseeable future. The historical financial statements for each company incorporated by reference in this prospectus supplement do not include any adjustments that might be necessary should each be unable to continue as a going concern.

Accordingly, the post-merger company’s ability to continue as a going concern will depend upon (among other things) the availability and terms of future funding. Additional financing may not be available to the post-merger company when it needs it or may not be available on favorable terms. To the extent that the post-merger company raises additional capital by issuing equity securities, such an issuance may cause significant dilution to the post-merger company’s stockholders’ ownership and the terms of any new equity securities may have preferences over the post-merger company’s common stock. Any debt financing the post-merger company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the post-merger company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the post-merger company raises additional funds through licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to the post-merger company.

The Merger Agreement contains a Net Cash Adjustment, which, if triggered, could cause the stockholders of CGI (including investors in this offering) to own less than the 22% of the post-closing Deemed Outstanding Shares that is currently contemplated by the Merger Agreement.

Under the Merger Agreement, if CGI’s Net Cash (as defined in the section titled “The Merger Agreement—Exchange Ratio” in the Form S-4, incorporated herein by reference) is less than $2,000,000 (the “CGI Net Cash Target”) by more than $250,000, then the CGI Percentage (as defined in the section titled “The Merger Agreement—Exchange Ratio” in the Form S-4, incorporated herein by reference) will be adjusted downward as described below.

The CGI Percentage was initially calculated assuming pro forma values of CGI and StemoniX of approximately $17.0 million and $60.3 million, respectively, which pro forma values initially include the CGI Net Cash Target and a Net Cash target of $500,000 for StemoniX (the “StemoniX Net Cash Target”), respectively. At least 10 days prior to the anticipated closing date of the Merger, each of CGI and StemoniX will provide their respective Net Cash schedule, setting forth their respective estimated pro forma Net Cash at closing. Under the Merger Agreement, (i) if CGI’s Net Cash is less than the CGI Net Cash Target by more than $250,000 or (ii) if StemoniX’s Net Cash is less than the StemoniX Net Cash Target by more than $250,000, then the CGI Percentage (in the event of a shortfall described in foregoing clause (i)) and/or the Company Percentage (as defined in the section titled “The Merger Agreement—Exchange Ratio” in the Form S-4, incorporated herein by reference) (in the event of a shortfall described in foregoing clause (ii)) will be adjusted downward by replacing the CGI Net Cash Target and/or StemoniX Net Cash Target, as applicable, initially contained in each party’s total pro forma value, with the party’s newly determined pro forma Net Cash.

For example, if CGI’s pro forma Net Cash is $1.0 million and StemoniX’s pro forma Net Cash is determined to be between $500,000 and $250,000, then the CGI Percentage will be adjusted downward to approximately 21.0% and the Company Percentage will be adjusted upward to approximately 79.0%.

S-8

It is currently anticipated that CGI will need to raise at least $3.0 million in net proceeds in this offering in order to meet the CGI Net Cash Target at closing, but no assurance can be given that the CGI Net Cash Target will be met even if an amount of proceeds equal to or greater than such amount is raised.

The total number of shares of CGI Common Stock that StemoniX securityholders will be entitled to receive (or will be entitled to receive upon the exercise of options to purchase CGI Common Stock issued in exchange for StemoniX Options) pursuant to the Merger Agreement is not adjustable based on the market price of CGI Common Stock (except to the extent that changes in the market price of CGI Common Stock impact the number of shares that become issuable on a net exercise basis under in-the-money CGI Warrants and in-the-money CGI Options, and which therefore become part of the CGI Outstanding Equity (as defined in the section titled “The Merger Agreement—Exchange Ratio” in the Form S-4, incorporated herein by reference) as of the Effective Time), so the merger consideration at the closing may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set the Exchange Ratio for the StemoniX Common Stock, and the Exchange Ratio is only adjustable upward or downward based on increases or decreases in the number of shares of StemoniX’s issued and outstanding capital stock and the number of shares of StemoniX capital stock issuable upon the exercise or conversion of other StemoniX securities, increases or decreases in the number of shares of CGI’s issued and outstanding capital stock and the number of shares of CGI capital stock issuable on a net exercise basis under in-the-money CGI Warrants and in-the-money CGI Options and if the Net Cash of either CGI or StemoniX changes in relation to each other. Using the initial 22%/78% split specified in the Merger Agreement and the capitalization of CGI and StemoniX as of September 15, 2020, and assuming no Net Cash Adjustment, no adjustment for fractional shares and a CGI closing price of $4.31 per share of common stock (the closing price the CGI Common Stock on the Nasdaq Capital Market on September 15, 2020), the pre-reverse stock split Exchange Ratio is currently estimated to be 0.5541, and the post-split Exchange Ratio will depend on the exact reverse stock split ratio that is ultimately determined by CGI. Any changes in the market price of CGI Common Stock before the closing of the Merger will not affect the total number of shares of CGI Common Stock that StemoniX securityholders will be entitled to receive (or will be entitled to receive upon the exercise of options to purchase CGI Common Stock issued in exchange for StemoniX Options) pursuant to the Merger Agreement except to the extent that changes in the market price of CGI Common Stock impact the number of shares that become issuable on a net exercise basis under in-the-money CGI Warrants and in-the-money CGI Options, and which therefore become part of the CGI Outstanding Equity as of the Effective Time.

Therefore, if before the closing of the Merger the market price of CGI Common Stock declines from the market price on the date of the Merger Agreement, then StemoniX shareholders could receive merger consideration with substantially lower value. Similarly, if before the closing of the Merger the market price of CGI Common Stock increases from the market price on the date of the Merger Agreement, then StemoniX shareholders could receive merger consideration with substantially more value.

The market price of the post-merger company’s common stock following the Merger may decline as a result of the Merger.

The market price of the post-merger company’s common stock may decline as a result of the Merger for a number of reasons including if:

● investors react negatively to the prospects of the post-merger company’s business and prospects from the Merger;

● the effect of the Merger on the post-merger company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

● the post-merger company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

S-9

CGI stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the post-merger company is unable to realize the full strategic and financial benefits currently anticipated from the merger, CGI securityholders will have experienced substantial dilution of their ownership interests in CGI without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the post-merger company is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

During the pendency of the Merger, CGI may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect its business.

Covenants in the Merger Agreement impede the ability of CGI to make acquisitions, subject to certain exceptions relating to fiduciary duties, or complete other transactions that are not in the ordinary course of business pending the closing of the Merger. As a result, if the Merger is not completed, CGI may lose valuable business opportunities during that period. In particular, while the Merger Agreement is in effect, CGI is generally prohibited from soliciting, initiating, encouraging, negotiating or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third-party, subject to certain exceptions. Any such transactions could be favorable to CGI’s stockholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit CGI from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in certain circumstances where the CGI board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited alternative takeover proposal constitutes or is reasonably likely to result in a superior takeover proposal. In addition, if CGI terminates the Merger Agreement under certain circumstances, including terminating because of a decision of the CGI board of directors to recommend an alternative proposal, CGI would be required to pay StemoniX an amount equal to all reasonable and documented out-of-pocket fees and expenses incurred by StemoniX in connection with the preparation and negotiation of the Merger Agreement, due diligence efforts by StemoniX or otherwise in connection with the Merger; provided, however, that the amount payable will in no event exceed $500,000. The expense reimbursement described above may discourage third parties from submitting alternative takeover proposals to CGI and its stockholders, and may cause the CGI board of directors to be less inclined to recommend an alternative proposal.

The lack of a public market for StemoniX shares makes it difficult to determine the fair market value of the StemoniX shares, and CGI may pay more than the fair market value of the StemoniX shares.

StemoniX is privately held and its capital stock is not traded in any public market. The lack of a public market makes it extremely difficult to determine StemoniX’s fair market value. Because the percentage of CGI equity to be issued to StemoniX stockholders was determined based on negotiations between the parties, it is possible that the value of the CGI Common Stock to be received by StemoniX shareholders will be less than the fair market value of StemoniX, or CGI may pay more than the aggregate fair market value for StemoniX.

StemoniX’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess its future prospects.

StemoniX was formed in April 2014. It remains in the development stage and is subject to all the risks inherent in a new business enterprise. StemoniX has a limited operating history for you to consider in evaluating it and its prospects. Accordingly, you should consider its prospects in light of the costs, uncertainties, delays and difficulties and risks frequently encountered by development-stage companies, especially companies operating in a rapidly evolving market. These risks include the need to:

●	expand its business development and marketing activities;
●	quickly integrate newly hired personnel;
●	manage StemoniX’s rapidly developing and changing operations; and
●	expand its product offerings and to respond to changing technologies and user preferences.

Any predictions you make about StemoniX’s future success or viability may not be as accurate as they would be if it had a longer operating history. StemoniX may encounter unforeseen expenses, difficulties, complications, delays and other known or unknown factors in achieving its business objectives.

S-10

The issuance of shares of CGI Common Stock to StemoniX shareholders in the Merger, and pursuant to any awards under the Cancer Genetics, Inc. 2020 Equity Incentive Plan, will dilute substantially the voting power of CGI’s stockholders, including the investors in this offering.

If the Merger is completed, immediately following the Effective Time, but prior to the proportionate dilution to come from the Private Placement, the former StemoniX shareholders will hold approximately 78% of the Deemed Outstanding Shares and the stockholders of CGI (including investors in this offering) will retain ownership of approximately 22% of the Deemed Outstanding Shares, subject to the Net Cash Adjustment. Accordingly, the issuance of shares of CGI Common Stock to StemoniX shareholders in the Merger will reduce substantially the voting power of each share of CGI Common Stock held by CGI’s security holders. Consequently, CGI security holders as a group will have substantially less influence over the management and policies of the post-merger company after the Merger, than prior thereto. In addition, the Private Placement is expected to further dilute voting power of CGI’s stockholders, along with the StemoniX shareholders, on a proportionate basis. Further, the CGI board approved, and recommended to the CGI stockholders in the Form S-4 to approve, the Cancer Genetics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and to authorize for issuance 2,000,000 shares of CGI Common Stock thereunder, which amount approximates 15% of the common stock currently estimated to be outstanding after the closing of the Merger.

The pendency of the Merger could have an adverse effect on the trading price of CGI Common Stock and CGI’s business, financial condition, results of operations or business prospects.

While there have been no significant adverse effects to date, the pendency of the Merger could disrupt CGI’s businesses in the following ways, including:

●	the attention of CGI’s management may be directed toward the closing of the Merger and related matters and may be diverted from the day-to-day business operations; and

●	third parties may seek to terminate or renegotiate their relationships with CGI as a result of the Merger, whether pursuant to the terms of their existing agreements with CGI or otherwise.

Should they occur, any of these matters could adversely affect the trading price of CGI Common Stock or harm CGI’s financial condition, results of operations or business prospects.

CGI’s and StemoniX’s businesses are subject to risks arising from epidemic diseases, such as the recent global outbreak of COVID-19.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemic, poses the risk that CGI and StemoniX, or their employees, contractors, suppliers, courier delivery services and other partners, may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on CGI’s and StemoniX’s businesses, the COVID-19 pandemic and mitigation measures have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on the post-merger company’s business and financial condition, including impairing the ability to raise capital when needed.

S-11

The continued spread of COVID-19 and the measures taken by the governments of countries affected could disrupt the supply chain of material needed for CGI’s Discovery Services and could delay future projects from commencing due to COVID-19 related impacts on the demand for CGI’s services and therefore have a material adverse effect on business, financial condition and results of operations. In addition, CGI’s corporate and accounting functions are located in New Jersey and were previously subject to a stay-at-home order, and are currently subject to social distancing orders and guidelines. CGI’s preclinical laboratories located in the United States were subject to a stay-at-home order until June 2020, and are now subject to social distancing orders, and its Australia laboratories remain subject to stay-at-home orders. Many of CGI’s customers worldwide are similarly impacted. As a healthcare provider, CGI has been allowed to remain open in compliance with the shelter-in-place and stay-at-home mandates and continue to provide critical services in the development of new therapies and the fight against cancer and other diseases. CGI is still providing Discovery Services, and began to experience a slowdown in project work as a result of the COVID-19 pandemic during the third quarter of 2020 and expects the future of many projects may be delayed. The global outbreak of COVID-19 continues to rapidly evolve, and the extent to which COVID-19 may impact business, results of operations and financial position will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

While StemoniX has implemented risk management and contingency plans and taken preventive measures and other precautions, no predictions of specific scenarios can be made with respect to the COVID-19 pandemic and such measures may not adequately predict the impact on its business from such events. Currently, some of StemoniX’s employees are working remotely in accordance with activating its business continuity plans. An extended period of remote work arrangements could increase operational risk, including but not limited to cybersecurity risks, and impair its ability to manage its business. As a healthcare provider, StemoniX has been allowed to continue to operate throughout the pandemic, however, it has also faced challenges. StemoniX also outsources certain critical business activities to third parties. As a result, StemoniX relies upon the successful implementation and execution of the business continuity planning of such entities in the current environment. While StemoniX closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely outside StemoniX’s control. If one or more of the third parties experience operational failures as a result of the impacts from the spread of COVID-19, or claim that they cannot perform due to a force majeure, it may have a material adverse effect on the post-merger company’s business, financial condition, results of operations, liquidity and cash flows.

CGI does not anticipate that the post-merger company will pay any cash dividends in the foreseeable future.

The current expectation is that the post-merger company will retain its future earnings, if any, to fund the development and growth of the post-merger company’s business. As a result, capital appreciation, if any, of the common stock of the post-merger company will be your sole source of gain, if any, for the foreseeable future.

The historical audited and unaudited pro forma condensed combined financial information may not be representative of our results after the Merger.

The historical audited and unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of future operating results or financial position. The pro forma financial information is based, in part, on certain assumptions that CGI and StemoniX believe are reasonable; however, there can be no assurance that these assumptions will prove to be accurate over time.

Any failure by us to comply with applicable regulations and related guidance could harm our reputation and operating results, and compliance with new regulations and guidance may result in additional costs.

Any failure on our part to comply with applicable regulations could result in the termination of ongoing research or the disqualification of data for submission on behalf of our clients to regulatory authorities. This could harm our reputation, our prospects for future work and our operating results. For example, the issuance of a notice of objectionable observations or a warning from the FDA based on a finding of a material violation affecting data integrity by us for Good Laboratory Practice or current Good Manufacturing Practice requirements could materially and adversely affect us. If our operations are found to violate any applicable law or other governmental regulations, we might be subject to civil and criminal penalties, damages and fines. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management's attention from the operation of our business and damage our reputation.

Regulatory monitoring authorities have increased their emphasis on the management of computerized systems to ensure data integrity. New guidance related to the need for data integrity compliance programs have recently been released and we may require additional efforts for validation, audit trail review and archiving activities. The FDA’s SEND (Standardization for Exchange of Nonclinical Data) standards apply to our clients’ NDA and IND submissions after 2017 and require that electronic data be provided in specific formats that will allow for more efficient, higher quality regulatory reviews. Accordingly, our clients expect us to timely deliver their nonclinical data compliant with SEND. Notwithstanding, some of these standards require additional operating and capital expenses that will impact not only us and our industry competitors, but clients in the biomedical research community. Non-compliance with any of these expectations could lead to official action by a government authority, damage to our reputation and a potential loss of business.

In addition, the conduct of animal research at our facilities must be in compliance with the Animal Welfare Act (“AWA”), which governs the care and use of warm-blooded animals used for research in the U.S. other than laboratory rats, mice and chickens, and is enforced through periodic inspections by the USDA. The AWA establishes facility standards regarding several aspects of animal welfare, including housing, ventilation, lighting, feeding and watering, handling, veterinary care and recordkeeping.  If the USDA determines that our equipment, facilities, laboratories or processes do not comply with applicable AWA standards, it may issue an inspection report documenting the deficiencies and setting deadlines for any required corrective actions. For continued noncompliance, the USDA may impose fines, suspend and/or revoke animal research licenses, or confiscate research animals.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering to fund working capital and other general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

S-12

If you purchase our common stock sold in this offering you will experience immediate dilution in your investment as a result of this offering.

Because the price per share of common stock being offered in this offering may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the public offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value (deficit) as of June 30, 2020, was $(670,000), or $(0.30) per share of common stock. Net tangible book value (deficit) per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-16 for a more detailed discussion of the dilution you will incur in this offering.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, we are offering shares of common stock, which represent approximately % of our outstanding common stock as of October 27, 2020 after giving effect to the sale of the shares of common stock. In addition, the underwriter will receive warrants to purchase up to shares of common stock. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

S-13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the expected benefits of, and potential value, including synergies, created by, the merger for the stockholders of CGI and shareholders of StemoniX
●	likelihood of the satisfaction of certain conditions to the completion of the merger, such as the Private Placement, and whether and when the merger will be consummated
●	CGI’s ability to control and correctly estimate its operating expenses and its expenses associated with the merger
●	the Company’s ability to adapt its business for future developments in light of the global outbreak of COVID-19, which continues to rapidly evolve;
●	the Company’s ability to achieve profitability by increasing sales of the Company’s preclinical CRO services focused on oncology and immuno-oncology;
●	the Company’s ability to raise additional capital to meet its liquidity needs;
●	the Company’s ability to execute on its marketing and sales strategy for its preclinical research services and gain acceptance of its services in the market;
●	the Company’s ability to keep pace with rapidly advancing market and scientific developments;
●	the Company’s ability to satisfy U.S. (including FDA) and international regulatory requirements with respect to its services;
●	the Company’s ability to maintain its present customer base and obtain new customers;
●	competition from preclinical CRO services companies, many of which are much larger than the Company in terms of employee base, revenues and overall number of customers and related market share;
●	the Company’s ability to maintain the Company’s clinical and research collaborations and enter into new collaboration agreements with highly regarded organizations in the field of oncology so that, among other things, the Company has access to thought leaders in advanced preclinical and translational science;
●	potential product liability or intellectual property infringement claims;
●	the Company’s dependency on third-party manufacturers to supply it with instruments and specialized supplies;
●	the Company’s ability to attract and retain a sufficient number of scientists, clinicians, sales personnel and other key personnel with extensive experience in oncology and immuno-oncology, who are in short supply;
●	the Company’s ability to obtain or maintain patents or other appropriate protection for the intellectual property in its proprietary tests and services;
●	the Company’s ability to effectively manage its international businesses in Australia and Europe, including the expansion of its customer base and volume of new contracts in these markets;
●	the Company’s dependency on the intellectual property licensed to the Company or possessed by third parties;
●	the Company’s ability to adequately support future growth; and
●	other risks and uncertainties discussed in the Company’s Form S-4 filed on October 16, 2020 and annual report on Form 10-K for the year ended December 31, 2019, as updated in our Form 10-Q for the quarter ended March 31, 2020, Form 10-Q for the quarter ended June 30, 2020 and other reports, as applicable, the Company files with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should review carefully the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

S-14

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares offered in this offering will be approximately $ , or approximately $ if the underwriter exercises in full its option to purchase additional shares of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund working capital and other general corporate purposes.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;
●	the addition of new products or applications;
●	technical delays;
●	failure to achieve sales as anticipated; and
●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Until we use the net proceeds of this offering, we intend to hold such funds in cash or invest the funds in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the future, rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

S-15

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of June 30, 2020, our net tangible book value (deficit) was $(670,000), or $(0.30) per share of common stock. After giving effect to our issuance and sale of shares of common stock in this offering at the offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2020 would have been $ , or $ per share. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $ per share and an immediate dilution to new investors purchasing securities in this offering of $ per share.

The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value (deficit) per share of as June 30, 2020		$(0.30)
Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering			$

Dilution per share to new investors purchasing our common stock in this offering			$

If the underwriter exercises in full its option to purchase an additional shares of common stock at the public offering price of $ per share, less underwriting discounts and commissions, our as adjusted net tangible book value after this offering would be approximately $ , or $ per share, representing an increase in net tangible book value of approximately $ per share to existing shareholders and immediate dilution in net tangible book value of approximately $ per share to investors purchasing our shares of common stock in this offering at the public offering price.

The above discussion and table are based on 2,260,883 shares outstanding as of June 30, 2020, and excludes as of that date:

●	71,995 shares issuable upon exercise of outstanding stock options at a weighted-average exercise price of $87.50 per share;
●	279,289 shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $104.18 per share;
●	24,556 shares available for future grants under the 2011 Plan; and
●	additional shares of common stock issuable upon the exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering.

To the extent that outstanding options or warrants are exercised, or the Merger and the Private Placement are consummated, the investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

S-16

UNDERWRITING

We have entered into an underwriting agreement, dated , 2020, with H.C. Wainwright & Co., LLC, as underwriter, with respect to the common stock being offered hereby. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC
Total

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriters purchase shares from us and the price at which the underwriters resell such shares may be deemed underwriting compensation. If the underwriters effect such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts and Commissions

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $ and is payable by us. We have agreed to reimburse the expenses of the underwriter in the non-accountable sum of $35,000, the other actual expenses of the underwriter, including its legal fees, up to $100,000 in connection with this offering, and $12,900 for the clearing expenses of the underwriter in connection with this offering. We have also agreed to pay the underwriter a management fee equal to 1.0% of the aggregate gross proceeds in this offering.

	Per Share	Total Without Exercise of Option	Total With Full Exercise of Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Proceeds, before expenses	$	$	$

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $ per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

In addition, we have agreed to issue to the underwriter warrants to purchase up to shares of common stock (representing 6.0% of the aggregate number of shares of common stock sold in this offering), at an exercise price of $ per share (representing 110% of the public offering price for a share of common stock to be sold in this offering). The underwriter warrants will be exercisable immediately and for five years from the date of commencement of sales in this offering.

S-17

We have also granted the underwriter a twelve-month right of first refusal, commencing upon the consummation of one or more offerings arranged by the underwriter of at least $10 million, to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public or private equity offering by us or any of our successors or subsidiaries, under certain circumstances.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Discretionary Accounts

The underwriter does not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common stock.

●	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.
●	Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.
●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice to the public.

S-18

Regulation M

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Lock-Up Agreements

Each of our directors and executive officers have entered into lock-up agreements that prevent them from selling any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement. The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and its respective affiliates, with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of shares on our behalf or on behalf of the underwriter.

Other Relationships

The underwriter and its affiliates have provided, and may in the future provide, various other investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. In particular, the underwriter acted as our underwriter in a public offering in January 2019 and as lead placement agent in connection with an additional public offering in January 2019, for which it received cash and warrant compensation. In addition, the underwriter was engaged in October 2019 to serve as our financial advisor with respect to strategic transactions, including the Merger.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the underwriter may be required to make in respect thereof

NASDAQ Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CGIX.”

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-19

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriter in connection with the shares of common stock offered hereby.

EXPERTS

The consolidated financial statements of Cancer Genetics, Inc. and subsidiaries as of December 31, 2019 and for the year ended December 31, 2019 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern and a paragraph regarding other matters including 1) the audit of the restatement for discontinued operations, 2) a reverse stock-split and 3) change in accounting principle). Such financial statements have been incorporated by reference herein in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2018 and for the year then ended have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion on the financial statements, except for effects of the adjustments, if any, as might have been determined to be necessary had they been engaged to audit the Company’s restatement for discontinued operations and a reverse stock-split and emphasis of matter paragraphs stating 1) they were not engaged to audit the restatement for discontinued operations and a reverse stock-split, 2) for substantial doubt about the Company’s ability to continue as a going concern and 3) change in accounting principle), incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of StemoniX, Inc. as of and for the years ended December 31, 2019 and December 31, 2018, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to substantial doubt regarding StemoniX, Inc.’s ability to continue as a going concern and a change in accounting principle related to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842)). Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. Our SEC filings are and will become available to the public over the Internet at the SEC’s website at www.sec.gov. You can also find our public filings on our website at www.cancergenetics.com. Our website and the information contained therein or connected thereto are not part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement but do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

S-20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on June 24, 2020 (as amended on July 6, 2020) and August 13, 2020, respectively;

●

our Current Reports on Form 8-K filed with the SEC on February 27, 2020, March 30, 2020, May 14, 2020, June 12, 2020, August 24, 2020, September 3, 2020, September 15, 2020, September 24, 2020, September 30, 2020 and October 19, 2020 (other than any portions thereof deemed furnished and not filed);

●	our Registration Statement on Form S-4 (File No. 333-249513) filed with the SEC on October 16, 2020; and

●	the description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on August 12, 2013, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the termination of this offering shall be deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement from the date of filing of those documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey; Telephone: (201) 528-9200. Copies of the above reports may also be accessed from our website at www.cancergenetics.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein. Accordingly, you should not rely on any information that is not contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies, supersedes or replaces such statement.

S-21

PROSPECTUS

Cancer Genetics, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Capital Market under the symbol “CGIX.” The last reported sale price for our common stock on June 25, 2020 as quoted on the Nasdaq Capital Market was $3.04 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 3 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The aggregate market value of the shares of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is approximately $8,680,000, which was calculated based on 2,169,880 shares of our common stock outstanding and held by non-affiliates as of the date of this Prospectus and a price of $4.00 per share, the closing price of our common stock on the Nasdaq Capital Market on June 8, 2020. We have not sold any securities of the types listed above pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes the date of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2020.

Cancer Genetics, Inc. is referred to herein as “Cancer Genetics,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sale agreement prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

1

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

Cancer Genetics, Inc. supports the efforts of the biotechnology and pharmaceutical industries to develop innovative new drug therapies. Until the closing of the Business Disposals (as defined below) in July 2019, the Company was an emerging leader in enabling precision medicine in oncology by providing multi-disciplinary diagnostic and data solutions, facilitating individualized therapies through the Company’s diagnostic tests, services and molecular markers. Following the Business Disposals, the Company currently has an extensive set of anti-tumor referenced data based on predictive xenograft and syngeneic tumor models from the acquisition of vivoPharm, Pty Ltd. (“vivoPharm”) in 2017, to provide Discovery Services such as contract research services, focused primarily on unique specialized studies to guide drug discovery and development programs in the oncology and immuno-oncology fields. The Company’s tests and techniques target a wide range of indications, covering all ten of the top cancers in prevalence in the United States, with additional unique capabilities offered by its FDA-cleared Tissue of Origin® test for identifying difficult to diagnose tumor types or poorly differentiated metastatic disease.

The Company offers preclinical services such as predictive tumor models, human orthotopic xenografts and syngeneic immuno-oncology relevant tumor models in its Hershey, PA facility, and is a leader in the field of immuno-oncology preclinical services in the United States. This service is supplemented with GLP toxicology and extended bioanalytical services in the Company’s Australian-based facilities in Clayton, Victoria, and Gilles Plains, South Australia.

Corporate Information

Our principal executive offices are located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, and our telephone number is (201) 528-9200. Our common stock is currently traded on The NASDAQ Capital Market under the symbol “CGIX.” We maintain a corporate website at www.cancer genetics.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith. You should not rely on our website or any such information in making your decision whether to purchase our securities.

We were incorporated in the State of Delaware on April 8, 1999. On July 16, 2014 we purchased substantially all of the assets of Gentris Corporation, a laboratory specializing in pharmacogenomics profiling for therapeutic development, companion diagnostics and clinical trials, which previously supported our BioPharma Business. On October 9, 2015, we acquired substantially all the assets and assumed certain liabilities of Response Genetics, Inc., which previously supported our Clinical Business. On August 15, 2017, we purchased all of the outstanding stock of vivoPharm, with its principal place of business in Victoria, Australia. On July 8, 2019, we consummated the sale of our Clinical Business (the “Clinical Sale”), and on July 15, 2019, we consummated the sale of our BioPharma Business (the “BioPharma Sale” and, together with the Clinical Sale, the “Business Disposals”).

2

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

3

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 or in other reports we file with the Securities and Exchange Commission.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

4

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own and reducing indebtedness.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

5

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	subscription rights to purchase shares of common stock, preferred stock or debt securities;

●	warrants to purchase shares of common stock or preferred stock; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

●	100,000,000 shares of common stock, par value $0.0001 per share; and

●	9,764,000 shares of preferred stock, par value $0.0001 per share, of which, as of the date of this prospectus, none of which shares have been designated.

As of close of business on June 25, 2020, 2,260,883 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended, and our bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

6

Common Stock

Voting. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights..

Dividends. Subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to dividends in the amounts and at times as may be declared by the board of directors out of funds legally available therefor.

Liquidation Rights. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after we have paid, or provided for payment of, all of our debts and liabilities, and after payment of any liquidation preferences to holders of our preferred stock.

Other Matters. Holders of our common stock have no redemption, conversion or preemptive rights. There are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, LLC.

Preferred Stock

We are authorized to issue up to 9,764,000 shares of preferred stock, all of which are undesignated. Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. The preferred stock may provide for an adjustment of the conversion price in the event of an issuance or deemed issuance at a price less than the applicable conversion price, subject to certain exceptions.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation, as amended

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines a “business combination” to include any merger or consolidation involving the corporation and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

●	the authorized number of directors can be changed only by resolution of our board of directors;

●	our bylaws may be amended or repealed by our board of directors or our stockholders;

●	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent, unless the stockholders amend the certificate of incorporation to provide otherwise;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

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DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

●	the procedures and conditions relating to the exercise of the warrants;

●	the number of shares of our common or preferred stock, if any, issued with the warrants;

●	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

●	the offering price of the warrants, if any;

●	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	anti-dilution provisions of the warrants, if any;

●	call provisions of the warrants, if any; and

●	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

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A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

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●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

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The debt securities will be obligations exclusively of Cancer Genetics, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures will provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures will provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

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(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures will not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

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●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

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Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

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●	the exercise price payable for our common stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

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●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

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Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

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In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements of Cancer Genetics, Inc. and subsidiaries as of December 31, 2019 and for the year ended December 31, 2019 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern and a paragraph regarding other matters including 1) the audit of the restatement for discontinued operations, 2) a reverse stock-split and 3) change in accounting principle). Such financial statements have been incorporated by reference herein in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2018 and for the year then ended have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion on the financial statements, except for effects of the adjustments, if any, as might have been determined to be necessary had they been engaged to audit the Company’s restatement for discontinued operations and a reverse stock-split and emphasis of matter paragraphs stating 1) they were not engaged to audit the restatement for discontinued operations and a reverse stock-split, 2) for substantial doubt about the Company’s ability to continue as a going concern and 3) change in accounting principle), incorporated herein by reference, and have been incorporated in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.cancergenetics.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Cancer Genetics, Inc.

201 Routh 17 North, 2nd Floor

Rutherford, NJ 07070

Telephone number: (201) 528-9200

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 24, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 27, 2020, March 30, 2020, May 14, 2020 and June 12, 2020 (other than any portions thereof deemed furnished and not filed); and
●	the description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on August 12, 2013, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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Shares

Common Stock

H.C. Wainwright & Co.

, 2020